    Exhibit 99.1

Century Aluminum Company Reports Fourth Quarter 2022 Results

Chicago, February 23, 2023 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced its fourth quarter and full year 2022 results.

Fourth Quarter 2022 Highlights

•Net sales $529.9 million
•Cost savings programs partially offset high power prices and other raw material cost pressure
•Reported net loss of $(113.5) million, or $(1.24) per share; adjusted net loss of $(31.3) million, or $(0.31) per share; Adjusted EBITDA of $(12.4) million1
•Norðurál named Environmental Company of the Year 2022 in Iceland
•Strong total liquidity of $245.0 million as of December 31, 2022

Full Year 2022 Highlights

•Net sales $2.8 billion, a 26% increase from prior year
•Completed Mt. Holly restart project, reaching 75% of total capacity
•Reported net loss of $(14.1) million, or $(0.15) per share; adjusted net income of $25.6 million, or $0.26 per share; Adjusted EBITDA of $143.8 million1
•Continued expansion project into low-carbon billet production for our Grundartangi, Iceland smelter. Project remains on budget and on time for completion, with shipments expected to begin in Q124

Fourth Quarter & Full Year 2022 Financial Results

$MM (except shipments and per share data)
	Q3 2022	Q4 2022	FY 2021	FY 2022
Shipments (tonnes)	173,725	169,471	783,647	768,691
Net sales	$637.2	$529.9	$2,212.5	$2,777.3
Net income (loss)	$44.3	$(113.5)	$(167.1)	$(14.1)
Diluted earnings (loss) per share	$0.43	$(1.24)	$(1.85)	$(0.15)
Adjusted net income (loss)(1)	$(34.2)	$(31.3)	$(62.1)	$25.6
Adjusted earnings (loss) per share(1)	$(0.34)	$(0.31)	$(0.62)	$0.26
Adjusted EBITDA(1)	$(35.9)	$(12.4)	$174.2	$143.8

Notes:
(1) Non-GAAP measure; see reconciliation of GAAP to non-GAAP financial measures.

In the fourth quarter of 2022, shipments of primary aluminum decreased 2 percent sequentially. Net sales for the fourth quarter of 2022 decreased by 17 percent sequentially due to lower realized aluminum prices and unfavorable volume.

Century reported net loss of $(113.5) million for the fourth quarter of 2022, a $157.8 million decrease sequentially. Fourth quarter results were impacted by $82.2 million of net exceptional items, in particular $82.9 million of unrealized losses on forward derivative contracts (net of tax), $5.4 million related to excess capacity charges associated with the Hawesville smelter and $2.2 million in share-based compensation costs, partially offset by $8.3 million of lower cost or net realizable value adjustment (net of tax). Thus, Century reported an adjusted net loss of $(31.3) million for the fourth quarter of 2022, a $2.9 million increase sequentially.

Adjusted EBITDA for the fourth quarter of 2022 was a loss of $(12.4) million. This was an improvement of $23.5 million from the third quarter as cost decreases for raw materials and power paired with successful cost saving programs were partially offset by lower metal prices.

Century's liquidity position at December 31, 2022, was $245.0 million, an increase of $29.9 million from the third quarter of 2022.
For the full year 2022, shipments of primary aluminum decreased by 2 percent sequentially. Net sales for the full year 2022 increased by $564.8 million sequentially, primarily driven by aluminum prices and regional premiums, offset by lower volume of shipments.

Century reported a net loss of $(14.1) million for the full year 2022, a $153.0 million improvement from the full year 2021. Full year 2022 results were negatively impacted by $44.3 million of exceptional items, in particular $159.4 million charge for Hawesville asset impairment plus $10.0 million of curtailment and capacity costs, and $38.2 million lower of cost or net realizable value adjustment (net of tax), partially offset by $169.4 million of unrealized gains on forward derivative contracts (net of tax). Thus, Century reported an adjusted net income of $25.6 million, a $87.7 million improvement from the full year 2021.

Adjusted EBITDA for the full year 2022 was $143.8 million, a decrease of $30.4 million compared to the prior year, primarily driven by increased power prices and lower shipment volume.

“As we enter 2023, we have begun to see an abatement in the high-cost environment that marked much of 2022,” commented President and Chief Executive Officer Jesse Gary. “Global energy prices have reduced markedly since last summer, most significantly in the energy markets in which our U.S. smelters operate. At the same time, aluminum prices have remained buoyant, as long-term decarbonization trends continue to drive growth in global aluminum demand. Combined, these trends leave our businesses well situated to deliver excellent performance in 2023.”

“In Iceland, our billet casthouse project at Grundartangi remains on schedule for completion by year-end and we are seeing strong demand for our first deliveries of Natur-Al green billet products in the first quarter of 2024,” continued Mr. Gary. “We are very proud of the excellent job the Grundartangi team has done progressing this project safely and on-budget during the challenging market conditions we experienced in 2022.”

First Quarter 2023 Outlook
The company expects first quarter Adjusted EBITDA to range between $10 to $15 million based on improved power and other input costs, partially offset by lagged LME, delivery premiums, volume and mix.

About Century Aluminum Company
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance.  These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash.  Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management.  The tables below, under the heading "Reconciliation of Non-GAAP Financial Measures," provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP.  In addition, because not all companies use identical calculations, adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA included in this press release may not be comparable to similarly titled measures of other companies.  Investors are encouraged to review the reconciliations in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release and statements made by Century Aluminum Company management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the "safe harbor" created by section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Forward-looking statements are statements about future events and are based on our current expectations.  These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may."  Forward-looking statements, for example, may include statements regarding: Our assessment of global and local financial and economic conditions; Our assessment of the aluminum market and aluminum prices (including premiums); Our assessment of alumina pricing, the outlook on when energy prices, both in the United States and Europe, may return to more normalized levels, costs associated with our other key raw materials and supply and availability of those key raw materials, including power (and related natural gas and coal), and the likelihood and extent of any power curtailments; Our assessment of power prices and availability for our U.S. and European operations; The impact of the COVID-19 pandemic and governmental guidance and regulations aimed at addressing the pandemic, including any possible impact on our business, operations, financial condition, results of operations, global supply chains or workforce; The future financial and operating performance of the Company and its subsidiaries; Our ability to successfully manage market risk and to control or reduce costs; Our plans and expectations with respect to future operations of the Company and its subsidiaries, including any plans and expectations to curtail or restart production, including the expected impact of any such actions on our future financial and operating performance; Our plans and expectations with regards to future operations of our Mt. Holly smelter, including our expectations as to the restart of curtailed production at Mt. Holly including the timing, costs and benefits associated with restarting curtailed production; Our plans with regards to future operations of our Hawesville smelter, including our expectations as to the timing, costs and benefits associated with restarting curtailed production; Our plans and expectations with regards to the Grundartangi casthouse project, including our expectations as to the timing, costs and benefits associated with the Grundartangi casthouse project; Our ability to successfully obtain and/or retain competitive power arrangements for our operations; The impact of Section 232 relief, including tariffs or other trade remedies, the extent to which any such remedies may be changed, including through exclusions or exemptions, and the duration of any trade remedy; The impact of any new or changed law or regulation, including, without limitation, sanctions or other similar remedies or restrictions or any changes in interpretation of existing laws or regulations; Our anticipated tax liabilities, benefits or refunds including the realization of U.S. and certain foreign deferred tax assets and liabilities; Our ability to access existing or future financing arrangements and the terms of any such future financing arrangements; Our ability to repay or refinance debt in the future; Our ability to recover losses from our insurance; Our assessment and estimates of our pension and other postretirement liabilities, legal and environmental liabilities and other contingent liabilities; Our assessment of any future tax audits or insurance claims and their respective outcomes; Negotiations with labor unions or future representation by a union of our employees; Our assessment of any information technology-related risks, including the risk from cyberattacks or other data security breaches, including the cybersecurity incident that occurred on February 16, 2022; Our plans and expectations regarding potential M&A including our ability to consummate such transactions and our assessments of certain risks associated with the same, including, for example, unforeseen costs and expenses associated with unidentified liabilities, and difficulties integrating an acquired asset into our existing operations; Our future business objectives, plans, strategies and initiatives, including our competitive position and prospects.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis.  However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements.  Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings made with the Securities and Exchange Commission.  Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended.  Many of these factors are beyond our ability to control or predict.  Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Three months ended
	December 31,	September 30,	December 31,
	2021	2022	2022
NET SALES:
Related parties	$411.7	$404.9	$349.6
Other customers	247.4	232.3	180.3
Total net sales	659.1	637.2	529.9
Cost of goods sold	589.7	680.2	549.3
Gross profit (loss)	69.4	(43.0)	(19.4)
Selling, general and administrative expenses	18.6	8.7	11.3
Other operating expense (income) - net	0.3	(0.2)	(0.2)
Operating income (loss)	50.5	(51.5)	(30.5)
Interest expense - Hawesville term loan	(0.5)	—	—
Interest expense	(6.2)	(7.9)	(8.4)
Interest income	0.6	0.1	0.3
Net gain (loss) on forward and derivative contracts	26.8	112.6	(90.6)
Other income (expense) - net	2.5	11.6	(1.4)
Income (loss) before income taxes	73.7	64.9	(130.6)
Income tax benefit (expense)	(13.2)	(20.6)	17.2
Income (loss) before equity in earnings (losses) of joint ventures	60.5	44.3	(113.4)
Equity in earnings (losses) of joint ventures	(0.1)	(0.0)	(0.1)
Net income (loss)	$60.4	$44.3	$(113.5)
Less: net income (loss) allocated to participating securities	3.9	2.7	—
Net income (loss) allocated to common stockholders	$56.5	$41.6	$(113.5)
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.62	$0.46	$(1.24)
Diluted	$0.59	$0.43	$(1.24)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	90.5	91.3	91.7
Diluted	96.7	97.3	91.7

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Twelve months ended
	December 31,	December 31,
	2021	2022
NET SALES:
Related parties	$1,337.0	$1,671.1
Other customers	875.5	1,106.2
Total net sales	2,212.5	2,777.3
Cost of goods sold	2,088.3	2,730.6
Gross profit (loss)	124.2	46.7
Selling, general and administrative expenses	57.6	37.5
Asset impairment charge	—	159.4
Other operating (income) expense - net	0.6	0.0
Operating income (loss)	66.0	(150.2)
Interest expense - Hawesville term loan	(1.6)	—
Interest expense	(28.8)	(29.3)
Interest income	0.8	0.5
Net gain (loss) on forward and derivative contracts	(212.4)	197.1
Loss on early extinguishment of debt	(24.7)	—
Other income (expense) - net	3.1	15.3
Income (loss) before income taxes	(197.6)	33.4
Income tax benefit (expense)	30.6	(47.4)
Loss before equity in earnings of joint ventures	(167.0)	(14.0)
Equity in earnings (losses) of joint ventures	(0.1)	$(0.1)
Net loss	$(167.1)	$(14.1)

Net loss allocated to common stockholders	$(167.1)	$(14.1)
LOSS PER COMMON SHARE:
Basic and diluted	$(1.85)	$(0.15)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	90.2	91.4

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(Unaudited)
	December 31, 2021	December 31, 2022
ASSETS
Cash and cash equivalents	$29.0	$54.3
Restricted cash	11.7	1.2
Accounts receivable - net	80.6	66.9
Due from affiliates	8.3	4.8
Inventories	425.6	398.8
Derivative assets - current	34.8	127.3
Prepaid and other current assets	28.2	24.5
Total current assets	618.2	677.8
Property, plant and equipment - net	892.5	744.4
Other assets	59.2	49.8
TOTAL	$1,569.9	$1,472.0
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$186.5	$167.3
Due to affiliates	65.8	17.0
Accrued and other current liabilities	62.7	60.7
Derivative liabilities	102.1	9.7
Accrued employee benefits costs	8.9	9.9
Iceland term facility	—	13.3
U.S. revolving credit facility	63.6	90.0
Iceland revolving credit facility	50.0	35.0
Industrial revenue bonds	7.8	7.8
Total current liabilities	547.4	410.7
Senior notes payable	245.8	246.6
Convertible senior notes payable	84.0	84.4
Grundartangi casthouse debt facility	—	49.4
Iceland term facility, net of current portion	—	1.2
Accrued pension benefits costs - less current portion	28.6	44.5
Accrued postretirement benefits costs - less current portion	93.3	67.6
Other liabilities	46.3	36.0
Leases - right of use liabilities	22.9	20.9
Due to affiliates - less current portion	21.9	8.3
Deferred taxes	58.7	103.1
Total noncurrent liabilities	601.5	662.0

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 58,542 outstanding at December 31, 2021; 53,854 issued and outstanding at December 31, 2022)	0.0	0.0
Common stock (one cent par value, 195,000,000 authorized; 98,418,132 issued and 91,231,611 outstanding at December 31, 2021; 99,510,499 issued and 92,323,978 outstanding at December 31, 2022)	1.0	1.0
Additional paid-in capital	2,535.5	2,539.6
Treasury stock, at cost	(86.3)	(86.3)

Accumulated other comprehensive loss	(82.3)	(94.0)
Accumulated deficit	(1,946.9)	(1,961.0)
Total shareholders’ equity	421.0	399.3
TOTAL	$1,569.9	$1,472.0

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Twelve months ended December 31,
	2021	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(167.1)	$(14.1)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Lower of cost or NRV inventory adjustment	—	39.6
(Gain) loss on derivative instruments	102.9	(201.5)
Depreciation and amortization	82.6	73.4
Change in deferred tax provision (benefit)	(30.6)	44.2
Asset impairment	—	159.4
OPEB curtailment gain	—	(8.9)
Loss on early extinguishment of debt	24.7	—
Other non-cash items - net	(1.7)	(22.8)
Change in operating assets and liabilities:
Accounts receivable - net	(16.2)	13.7
Due from affiliates	0.7	3.6
Inventories	(134.5)	(12.8)
Prepaid and other current assets	(13.4)	5.6
Accounts payable, trade	44.8	(15.8)
Due to affiliates	38.3	(43.5)
Accrued and other current liabilities	5.0	8.8
Ravenswood retiree legal settlement	(2.0)	(2.0)
Ravenswood PBGC settlement	—	(2.4)
Other - net	1.8	1.4
Net cash provided by (used in) operating activities	(64.7)	25.9
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(83.0)	(86.3)
Proceeds from sale of property, plant and equipment	0.4	0.8
Net cash used in investing activities	(82.6)	(85.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Senior Notes due 2025	(250.0)	—
Early redemption and tender premiums paid	(18.1)	—
Proceeds from issuance of Senior Notes due 2028	250.0	—

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Twelve months ended December 31,
	2021	2022
Proceeds from issuance of Convertible Senior Notes	86.3	—
Repayments under Hawesville Term Loan	(20.0)	—
Borrowings under revolving credit facilities	978.8	1,126.2
Repayments under revolving credit facilities	(910.2)	(1,114.8)
Debt issuance cost	(7.4)	(1.5)
Purchase of capped calls related to Convertible Senior Notes	(5.7)	—
Borrowings under Grundartangi casthouse debt facility	—	50.0
Borrowings under Iceland term facility	—	14.5
Net cash provided by financing activities	103.7	74.4
CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(43.6)	14.8
Cash, cash equivalents and restricted cash, beginning of year	84.3	40.7
Cash, cash equivalents and restricted cash, end of year	$40.7	$55.5

Supplemental Cash Flow Information:
Cash paid for:
Interest	$36.8	$27.0
Taxes, net of refunds	3.1	0.9
Non-cash investing activities:
Capital expenditures	7.1	3.7
Capitalized interest	1.6	4.2

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(in millions, except shipments)
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM(1)

	United States		Iceland		Total
	Tonnes	Sales $	Tonnes	Sales $	Tonnes	Sales $
2022
4th Quarter	89,906	$270.5	79,565	$235.7	169,471	$506.2
3rd Quarter	95,502	$320.3	78,223	$283.7	173,725	$604.0
2nd Quarter	139,630	$564.8	74,454	$273.2	214,084	$838.0
1st Quarter	134,953	$494.8	76,458	$247.5	211,411	$742.3
Full Year 2022	459,991	$1,650.4	308,700	$1,040.1	768,691	$2,690.5

Full Year 2021	468,729	$1,368.0	314,918	$790.8	783,647	$2,158.8
    Notes:
    (1) Excludes scrap aluminum sales, purchased aluminum and alumina sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	September 30, 2022		December 31, 2022
	$MM	EPS	$MM	EPS
Net income (loss) as reported (1)	$41.9	$0.43	$(113.5)	$(1.24)
Lower of cost or NRV inventory adjustment, net of tax	(6.3)	(0.06)	(8.3)	(0.09)
Unrealized (gain) loss on derivative contracts, net of tax	(69.5)	(0.72)	82.9	0.90
Hawesville curtailment costs	(3.6)	(0.03)	5.4	0.06
Share-based compensation	0.6	0.01	2.2	0.02
Impact of preferred and convertible shares	2.7	0.03	—	0.04
Adjusted net income (loss)	$(34.2)	$(0.34)	$(31.3)	$(0.31)

Notes:
(1) In periods of positive earnings, this represents earnings allocated to participating dilutive shares. For the three months ended September 30, 2022, this includes earnings allocated to common stockholders, an add-back of $0.7 million net interest expense related to the convertible notes, and a reduction of $0.4 million in share-based compensation related to the equity classified awards.

	Three months ended
	September 30, 2022	December 31, 2022
Net Income (loss) as reported	$44.3	$(113.5)
Interest expense	7.9	8.4
Interest income	(0.1)	(0.3)
Net (gain) loss on forward and derivative contracts	(112.6)	90.6
Other (income) expense - net	(11.6)	1.4
Income tax expense (benefit)	20.6	(17.2)
Equity in earnings of joint ventures	—	0.1
Operating income (loss)	(51.5)	(30.5)
Lower of cost or NRV inventory adjustment	(6.3)	(6.9)
Hawesville curtailment costs	4.5	5.4
Share-based compensation	0.2	2.2
Depreciation and amortization	17.2	17.4
Adjusted EBITDA	$(35.9)	$(12.4)

	Twelve months ended
	December 31, 2021		December 31, 2022
	$MM	EPS	$MM	EPS
Net income (loss) as reported	$(167.1)	$(1.85)	$(18.8)	$(0.21)
Lower of cost or NRV inventory adjustment, net of tax	(3.9)	(0.04)	38.2	0.42
Unrealized (gain) loss on derivative contracts, net of tax	106.8	1.18	(169.4)	(1.85)
Sebree equipment failure, net of insurance proceeds	(1.4)	(0.02)	—	—
Loss on early extinguishment of debt	24.7	0.27	—	—
Legal settlements, net of tax	7.7	0.09	—	—
Helguvik tax benefit	(49.8)	(0.55)	—	—
Asset impairment	—	—	159.4	1.74
Hawesville curtailment costs	—	—	10.0	0.11
Share-based compensation	20.9	0.23	0.1	0.00
Impact of preferred and convertible shares	—	0.07	6.1	0.05
Adjusted net income (loss)	$(62.1)	$(0.62)	$25.6	$0.26

	Twelve months ended
	December 31, 2021	December 31, 2022
Net Income (loss) as reported	$(167.1)	$(14.1)
Interest expense	28.8	29.3
Interest expense - Hawesville term loan	1.6	—
Interest income	(0.8)	(0.5)
Net (gain) loss on forward and derivative contracts	212.4	(197.1)
Loss on early extinguishment of debt	24.7	—
Other (income) expense - net	(3.0)	(15.3)
Income tax expense (benefit)	(30.6)	47.4
Equity in earnings of joint ventures	0.1	0.1
Operating income (loss)	66.1	(150.2)
Lower of cost or NRV inventory adjustment	(3.9)	39.6
Sebree equipment failure, net of insurance proceeds	(1.4)	—
Legal settlement	4.0	—
Asset impairment	—	159.4
Hawesville curtailment costs	—	18.1
Depreciation and amortization	88.5	77.5
Share-based compensation	20.9	(0.6)
Adjusted EBITDA	$174.2	$143.8

Contact
Peter Trpkovski
(Investors and media)
312-696-3132

Source: Century Aluminum Company